As filed with the Securities and Exchange Commission on April 29, 2004.
                                                               File No. 811-6649


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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 14


                                       TO

                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                             MONEY MARKET PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)


                       P.O. Box 7177, 6125 Memorial Drive
                               Dublin, Ohio 43017

                    (Address of Principal Executive Offices)
        Registrant's Telephone Number, including Area Code: 614-766-7000


     Wesley F. Hoag, P.O. Box 7177, 6125 Memorial Drive, Dublin, Ohio 43017
                     (Name and Address of Agent for Service)


                                    Copy to:
                                 James B. Craver
                              Burns & Levinson LLP
                                125 Summer Street
                                Boston, MA 02110

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

                                EXPLANATORY NOTE

         This Amendment to the Registration Statement of Money Market Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A

         Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to paragraph 2 of Instruction B of the General Instructions to Form N-1A.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND
         RELATED RISKS.

         Money Market Portfolio (the "Portfolio") is a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on November 1, 1991.

         Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio's investment adviser is Meeder Asset Management, Inc. (the "Adviser"), formerly known as R. Meeder & Associates, Inc. The Portfolio seeks to provide current income while maintaining a stable share price of $1.00. To pursue this goal, the fund invests primarily in high-quality, short-term money market instruments, such as securities backed by the full faith and credit of the U.S. government, securities issued by U.S. government agencies, or obligations issued by corporations and financial institutions.

         The Portfolio, like all money funds, follows SEC guidelines on the quality, maturity and diversification of its investments. These guidelines are designed to help reduce a money fund's risks so that it is more likely to keep its share price at $1.00.

         o The Portfolio only buys securities that the adviser determines present minimal credit risks and that are rated in one of the top two short-term rating categories or that are comparable unrated securities in the adviser's opinion.

         o The Portfolio only buys securities with remaining maturities of 397 calendar days or less and maintains a dollar-weighted average portfolio maturity of 90 days or less.

         o Generally, the Portfolio may not invest more than 5% of its total assets in the securities of a single issuer, other than in U.S. government securities.

         o Generally, the adviser will attempt to purchase securities with longer maturities when it believes interest rates are falling and will attempt to purchase securities with shorter maturities when it believes interest rates are rising.

         The Portfolio will limit its purchases to U.S. government securities and securities of its agencies and instrumentalities, bank obligations and instruments secured thereby, high quality commercial paper, high grade corporate obligations, funding agreements and repurchase agreements.

         The manager seeks to achieve its goal by investing in high-quality money market instruments which mature in 397 days or less. Also, the Portfolio will seek to minimize changes in the value of its assets due to market factors by maintaining a dollar-weighted average portfolio maturity of 90 days or less.

         The Portfolio may change its average portfolio maturity or level of quality to protect its net asset value when it is perceived that changes in the liquidity of major financial institutions may adversely affect the money markets. Consequently, for temporary defensive purposes, the Portfolio may shorten the average maturity of its investments and/or invest only in the highest quality debt instruments, including, for example, U.S. government or agency obligations.

MAIN RISK FACTORS.

         The Portfolio is subject to income risk, which is the possibility that the Portfolio's dividends or income will decline because of falling interest rates. The Portfolio is subject, to a limited extent, to credit risk, which is the possibility that the issuer of a security owned by the Portfolio will be unable to repay interest and principal in a timely manner.

         An investment in the Portfolio or its feeder funds is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the feeder funds investing in the Portfolio seek to preserve the value of their shareholders' investment at $1.00 per share, it is possible to lose money by investing in the feeder funds.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.


         The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. The address of the Adviser is P.O. Box 7177, 6125 Memorial Drive, Dublin, Ohio 43017. A majority of the

Portfolio's Trustees are not affiliated with the Adviser. The Huntington National Bank ("Huntington") is the Portfolio's custodian and Mutual Funds Service Co. ("MFSCo") is the Portfolio's transfer agent and dividend paying agent. The address of the custodian is 7 Easton Oval, Columbus, OH 43219 and the address of MFSCo is 6125 Memorial Drive, Dublin, Ohio 43017.


         The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions.

         The Adviser has been an adviser to individuals and retirement plans since 1974 and has served as investment adviser to registered investment companies since 1982. The Adviser serves the Portfolio pursuant to an Investment Advisory Agreement under the terms of which it has agreed to provide an investment program within the limitations of the Portfolio's investment policies and restrictions, and to furnish all executive, administrative, and clerical services required for the transaction of Portfolio business, other than accounting services and services which are provided by the Portfolio's custodian, transfer agent, independent accountants and legal counsel.


         The Adviser was incorporated in Ohio in 1974 and maintains its principal offices at 6125 Memorial Drive, Dublin, Ohio 43017. The Adviser is a wholly-owned subsidiary of Meeder Financial, Inc. Meeder Financial is controlled by Robert S. Meeder, Sr. through the ownership of voting common stock. Meeder Financial conducts business only through its subsidiaries which are the Adviser; Mutual Funds Service Co; Adviser Dealer Services, Inc., a registered broker-dealer; Meeder Advisory Services, Inc., a registered investment adviser; and OMCO, Inc., a registered commodity trading adviser.

         The Adviser's officers and directors, their principal offices, are as follows: Robert S. Meeder, Sr., Chairman and Sole Director; Robert S. Meeder, Jr., President and Treasurer; Donald F. Meeder, Assistant Secretary; David M. Rose, Chief Operating Officer; and Wesley F. Hoag, Vice President, Secretary and General Counsel.


         Joseph A. Zarr and Christopher M. O'Daniel are the portfolio managers primarily responsible for the day-to-day management of the Portfolio. Mr. Zarr has been associated with Meeder Asset Management as a portfolio manager since 1991 and began serving as the assistant portfolio manager of the Portfolio in 2001. Mr. O'Daniel has been associated with Meeder Asset Management as a security analyst since 2002 and began serving as a co-portfolio manager of the Portfolio in 2002. Mr. O'Daniel brings 15 years of investment industry experience to Meeder Asset Management, with previous positions with School Employees Retirement System of Ohio, Duff & Phelps Investment Management, and National City Bank.

         The Adviser earns an annual fee, payable in monthly installments, at the rate of 0.40% of the first $100 million and 0.25% in excess of $100 million of the Portfolio's average net assets.

                          TRANSFER AGENT AND CUSTODIAN


         The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co., 6125 Memorial Drive, Dublin, Ohio 40317, a wholly-owned subsidiary of Meeder Financial, pursuant to which Mutual Funds Service Co. provides accounting, transfer agency and dividend disbursing services to the Portfolio. Mutual Funds Service Co. receives from the Portfolio a minimum annual fee for accounting services of $30,000. Subject to this minimum fee, the Portfolio's annual fee, payable monthly, is computed at the rate of 0.15% of the first $10 million, 0.10% of the next $20 million, 0.02% of the next $50 million and 0.01% in excess of $80 million of the Portfolio's average net assets. For the year ended December 31, 2003 total payments from the Portfolio to Mutual Funds Service Co. amounted to $57,751 .

         Pursuant to a Custody Agreement, Huntington acts as the custodian of the Portfolio's assets. See Part B for more detailed information concerning custodial arrangements.


                                    EXPENSES

         The expenses of the Portfolio include the compensation of its Trustees who are not affiliated with the Adviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or dividend disbursing agent of the Portfolio; insurance premiums; expenses of calculating the net asset value of, and the net income on, the Portfolio; all fees under its Administration and Accounting Services Agreements; the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Investment Advisory Agreement.

ITEM 7.  SHAREHOLDER INFORMATION.

CAPITAL STOCK AND OTHER SECURITIES

         The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The net income of the Portfolio is determined each day on which the New York Stock Exchange is open for trading (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act) ("Fund Business Day"). This determination is made once during each such day. All the net income of the Portfolio, as defined below, so determined is allocated pro rata among the investors in the Portfolio at the time of such determination.

         For this purpose, the net income of the Portfolio (from the time of the immediately preceding determination thereof) shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.


         Investor inquiries may be directed to the Portfolio at 6125 Memorial Drive, Dublin, Ohio 43017.


PURCHASE OF SECURITIES

         Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined on each Fund Business Day. Securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used until such time as the Trustees of the Portfolio determine that it does not constitute fair value for such purposes.

         There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

         The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Fund Business Day. As of noon, New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of noon, New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of noon, New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of noon, New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of noon, New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of noon, New York time, on that Fund Business Day.

REDEMPTION OR REPURCHASE

         An investor in the Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the business day the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

         The Portfolio has reserved the right to pay redemption proceeds by a distribution in kind of portfolio securities (rather than cash) in the event of an emergency or when, in the opinion of the Portfolio or the Adviser, payment in cash would be harmful to existing investors. In these circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets and the redeeming investor may incur brokerage and transaction charges in converting the securities to cash. The portfolio does not intend to redeem illiquid securities in kind. If this happens, however, the redeeming investor may not be able to recover its investment in a timely manner.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

         Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                     PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.


                             MONEY MARKET PORTFOLIO
                               6125 Memorial Drive
                               Dublin, Ohio 43017

STATEMENT OF ADDITIONAL INFORMATION DATED APRIL 30, 2004

This Statement of Additional Information is not a prospectus. It should be read in conjunction with the Prospectus of the Money Market Portfolio dated April 30, 2004. A copy of the Prospectus may be obtained at the above address, or by calling: 1-800-325-FLEX, or (614) 760-2159. Capitalized terms used and not otherwise defined herein have the same meanings as defined in the Prospectus.


TABLE OF CONTENTS

                                                                    Page
                                                                    ----

         Portfolio History  . . . . . . . . . . . . . . . . . . . . B-2
         Description of the Portfolio and Its Investments and
           Risks. . . . . . . . . . . . . . . . . . . . . . . . . . B-2
         Management of the Portfolio. . . . . . . . . . . . . . . . B-7
         Control Persons and Principal Holders of Securities. . . . B-14
         Investment Advisory and Other Services . . . . . . . . . . B-15
         Brokerage Allocation and Other Practices . . . . . . . . . B-16
         Capital Stock and Other Securities . . . . . . . . . . . . B-17
         Purchase, Redemption and Pricing of Securities . . . . . . B-19
         Taxation of the Portfolio. . . . . . . . . . . . . . . . . B-20
         Underwriters . . . . . . . . . . . . . . . . . . . . . . . B-21
         Calculation of Performance Data  . . . . . . . . . . . . . B-21
         Financial Statements . . . . . . . . . . . . . . . . . . . B-21

ITEM 11.  PORTFOLIO HISTORY.

         The Portfolio was organized as a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on November 1, 1991.

ITEM 12.  DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

         Part A contains additional information about the investment objective and policies of the Money Market Portfolio (the "Portfolio"). This Part B should only be read in conjunction with Part A.

         The investment policies set forth below represent the Portfolio's policies as of the date of this Registration Statement. The investment policies are not fundamental and may be changed by the Trustees of the Portfolio without investor approval.

                            MONEY MARKET INSTRUMENTS

         When investing in money market instruments, the Portfolio will limit its purchases, denominated in U.S. dollars, to the following securities:

          o U.S. Government Securities and Securities of its Agencies and Instrumentalities - obligations issued or guaranteed as to principal or interest by the United States or its agencies (such as the Export Import Bank of the United States, Federal Housing Administration and Government National Mortgage Association) or its instrumentalities (such as the Federal Home Loan Bank, Federal Intermediate Credit Banks and Federal Land Bank), including Treasury bills, notes and bonds.

          o Bank Obligations and Instruments Secured Thereby - obligations (including certificates of deposit, time deposits and bankers' acceptances) of domestic banks having total assets of $1,000,000,000 or more, instruments secured by such obligations and obligations of foreign branches of such banks, if the domestic parent bank is unconditionally liable to make payment on the instrument if the foreign branch fails to make payment for any reason. The Portfolio may also invest in obligations (including certificates of deposit and bankers' acceptances) of domestic branches of foreign banks having assets of $1,000,000,000 or more, if the domestic branch is subject to the same regulation as United States banks. The Portfolio will not invest at time of purchase more than 25% of its assets in obligations of banks, nor will the Portfolio invest more than 10% of its assets in time deposits.

          o High Quality Commercial Paper - the Portfolio, which is subject to specific quality criteria and diversification requirements, may invest in commercial paper rated in either one of the two highest categories by at least two nationally recognized rating services, or, if not rated, guaranteed by a company having commercial paper rated in either one of the two highest categories by at least two nationally recognized rating services.

          o Private Placement Commercial Paper - private placement commercial paper ("Rule 144A securities") consists of unregistered securities which are traded in public markets to qualified institutional investors, such as the Portfolio. The Portfolio's risk is that the universe of potential buyers for the securities, should the Portfolio desire to liquidate a position, is limited to qualified dealers and institutions, and therefore such securities could have the effect of being illiquid. A position in such Rule 144A securities would ordinarily be subject to a 10% limitation. The Board of Trustees of the Portfolio has identified the market for, and the categories of qualified buyers of, Rule 144A securities and has determined that it is sufficient to consider such securities to be liquid and not subject to the 10% illiquid asset limitation. The Trustees have determined that the Portfolio may invest up to 35% of its assets, at cost on the date of purchase, in private placement commercial paper.


          o Repurchase Agreements Pertaining to the Above - the Portfolio may invest without limit in any of the above securities subject to repurchase agreements with any Federal Reserve reporting dealer or member bank of the Federal Reserve System. A repurchase agreement is an instrument under which the purchaser (i.e., the Portfolio) acquires ownership of a debt security and the seller agrees, at the time of the sale, to repurchase the obligation at a mutually agreed upon time and price, thereby determining the yield during the purchaser's holding period. This results in a fixed rate of return insulated from market fluctuations during such period. The underlying securities could be any of those described above, some of which might bear maturities exceeding one year. The Portfolio's risk is that the seller may fail to repurchase the security on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay. It is a policy of the Portfolio to make settlement on repurchase agreements only upon proper delivery of the underlying collateral. Repurchase agreements usually are for short periods, such as one week or less, but could be longer. The Portfolio may enter into repurchase agreements with its custodian (The Huntington National Bank) when it is advantageous to do so. The Portfolio will not invest more than 10% of its assets, at time of purchase, in repurchase agreements which mature in excess of seven days.


          o The Portfolio may invest in funding agreements, also known as guaranteed investment contracts, issued by insurance companies. Pursuant to such agreements, the Portfolio invests an amount of cash with an insurance company, and the insurance company credits such investment on a monthly basis with guaranteed interest that is based on an index. Funding agreements provide that this guaranteed interest will not be less than a certain minimum rate. Funding agreements also provide for adjustment of the interest rate monthly and are considered variable rate instruments.

               The Portfolio will only purchase a funding agreement (i) when the Manager has determined that the funding agreement presents minimal credit risks to the Portfolio and is of comparable quality to instruments that are rated high quality by a nationally recognized statistical rating organization that is not an affiliated person, as defined in the Investment Company Act of 1940, of the issuer, or any insurer, guarantor, or provider of credit support for the instrument, and (ii) if it may receive all principal of, and accrued interest on, a funding agreement upon written notice and within a period of time not to exceed 397 days. Because the Portfolio may not receive the principal amount of a funding agreement from the insurance company on seven days' notice or less, the funding agreement is considered an illiquid investment and, together with other investments in the Portfolio that are not readily marketable, may not exceed 10% of the Portfolio's assets. In determining average weighted portfolio maturity, a funding agreement will be deemed to have a maturity equal to the number of days remaining until the principal amount can be recovered through demand or the next interest reset date, whichever is earlier.

                                     RATINGS

1. A-1 and P-1 Commercial Paper Ratings:

         Commercial paper rated A-1 by Standard & Poor's Corporation has the following characteristics: Liquidity ratios are adequate to meet cash requirements. Long term senior debt is rated "A" or better. The issuer has access to at least two additional channels of borrowing. Basic earnings and cash flow have an upward trend. Typically, the issuer's industry is well established and the issuer has a strong position within the industry. The reliability and quality of management are unquestioned. Relative strength or weakness of the above factors determines whether the issuer's commercial paper is A-1, A-2, or A-3.

         The rating P-1 is the highest commercial paper rating assigned by Moody's Investors Service, inc. ("Moody's"). Among the factors considered by Moody's in assigning ratings are the following: (1) evaluation of the management of the issuer; (2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (3) evaluation of the issuer's products in relation to competition and customer acceptance; (4) liquidity; (5) amount and quality of long-term debt;
(6) trend of earnings over a period of ten years; (7) financial strength of a parent company and the relationships which exist with the issuer; and (8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

2. Description of Permitted Money Market Instruments:

         Commercial Paper - refers to promissory notes issued by corporations in order to finance their short term credit needs.

         U.S. Government Obligations - are bills, certificates of indebtedness, notes and bonds issued by the U.S. Treasury and agencies, authorities and instrumentalities of the U.S. Government established under the authority of an act of Congress. Some obligations of U.S. Government agencies, authorities and instrumentalities are supported by the full faith and credit of the U.S. Treasury, as for example, the Government National Mortgage Association; others by the right of the issuer to borrow from the Treasury, authority or instrumentality; as for example, Federal Home loan Mortgage and Federal Home Loan Bank.

         Repurchase Agreements - a repurchase transaction occurs when an investor buys a security and simultaneously agrees to resell it at a later date to the person from whom it was bought, at a higher price. The price differential represents interest for the period the security is held. Repurchase transactions will normally be entered into with banks and securities brokers. The Portfolio could suffer a loss if the bank or securities broker with which the Portfolio had a repurchase agreement were to default.

         Certificates of Deposit - are certificates issued against funds deposited in a bank, are for a definite period of time, earn a specified or variable rate of return and are normally negotiable.

         Banker's Acceptances - are short-term credit instruments used to finance the import, export, transfer or storage of goods. They are termed "accepted" when a bank guarantees their payment at maturity.

         Corporation Obligations - include bonds and notes issued by corporations in order to finance longer term credit needs.

         Funding Agreements - See "Money Market Instruments" above.

                             INVESTMENT RESTRICTIONS

         The investment restrictions below have been adopted by the Portfolio as fundamental policies. Under the 1940 Act, a "fundamental" policy may not be changed without the vote of a majority of the outstanding voting securities of the Portfolio, which is defined in the 1940 Act with respect to the Portfolio as the lesser of (a) 67 percent or more of the Portfolio's beneficial interests represented at a meeting of investors if the holders of more than 50 percent of the outstanding beneficial interests are present or represented by proxy, or (b) more than 50 percent of the outstanding beneficial interests ("Majority Vote"). The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities.

         The Portfolio may not: (a) Issue senior securities; (b) Borrow money except as a temporary measure, and then only in an amount not to exceed 5% of the value of its net assets (whichever is less) taken at the time the loan is made, or pledge its assets taken at value to any extent greater than 15% of its gross assets taken at cost; (c) Act as underwriter of securities of other issuers; (d) Invest in real estate except for office purposes; (e) Purchase or sell commodities or commodity contracts, except that it may purchase or sell financial futures contracts involving U.S. Treasury securities, corporate securities, or financial indexes; (f) Lend its funds or other assets to any other person; however, the purchase of a portion of publicly distributed bonds, debentures or other debt instruments, the purchase of certificates of deposit, U.S. Treasury debt securities, and the making of repurchase agreements are permitted, provided repurchase agreements with fixed maturities in excess of seven days do not exceed 10% of its total assets; (g) Purchase more than 10% of any class of securities, including voting securities of any issuer, except that the purchase of U.S. Treasury debt instruments shall not be subject to this limitation; (h) Invest more than 5% of its total assets (taken at value) in the securities of any one issuer, other than obligations of the U.S. Treasury; (i) Purchase securities on margin, or participate in any joint or joint and several trading account; (j) Make any so-called "short" sales of securities, except against an identical portfolio position (i.e., a "short sale against the box"); (k) Invest 25% or more of its total assets at time of purchase (taken at value) in the securities of companies in any one industry; (l) Purchase the securities of another investment company except where such purchase is part of a plan of merger or consolidation; (m) Purchase or retain any securities of an issuer, any of whose officers, directors or security holders is an officer or director of the Portfolio, if such officer or director owns beneficially more than 1/2 of 1% of the issuer's securities or together they own beneficially more than 5% of such securities; (n) Invest in securities of companies which have a record of less than three years' continuous operation, if at the time of such purchase, more than 5% of its assets (taken at value) would be so invested; (o) Purchase participations or other direct interests in oil, gas or other mineral exploration or development programs; (p) Invest in warrants; and (q) Invest more than 10% of its assets in restricted securities and securities for which market quotations are not readily available and repurchase agreements which mature in excess of seven days; however, this shall not prohibit the purchase of money market instruments or other securities which are not precluded by other particular restrictions.

         In order to comply with certain state investment restrictions, the Portfolio's operating policy is not to: (a) Notwithstanding (b) above, pledge assets having a value in excess of 10% of its gross assets; (b) Invest in oil, gas or mineral leases or programs; and (c) Purchase real estate limited partnerships.

ITEM 13.  MANAGEMENT OF THE PORTFOLIO.


         The Trustees and officers of the Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate those Trustees who are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated, the address of each Trustee and officer is P.O. Box 7177, 6125 Memorial Drive, Dublin, Ohio 43017.

                              TRUSTEES AND OFFICERS


"Non-Interested" Trustees
------------------------ --------------- -------------- --------------------------- ------------- ----------------
                                                                                    Number of
                                         Year First                                 Portfolios
                                         Elected A                                  in Fund       Other
                                         Director                                   Complex       Directorships
                                         of Fund        Principal Occupation(s)     Overseen      Held by
Name, Address and Age    Position Held   Complex(1)     During Past Five Years      by Trustee    Trustee2
------------------------ --------------- -------------- --------------------------- ------------- ----------------
MILTON S. BARTHOLOMEW,   Trustee         1982           Retired; formerly a         9             None
75                                                      practicing attorney in
1424 Clubview                                           Columbus, Ohio; member of
Boulevard, S.                                           the Portfolio's Audit
Worthington, OH  43235                                  Committee.
------------------------ --------------- -------------- --------------------------- ------------- ----------------

------------------------ --------------- -------------- --------------------------- ------------- ----------------
ROGER D. BLACKWELL, 63   Trustee         1994           Professor of Marketing      9             Anthony &
Blackwell Associates,                                   and Consumer Behavior,                    Sylvan, Pools
Inc.                                                    The Ohio State                            Applied
3380 Tremont Road                                       University; President of                  Industrial
Columbus, OH  43221                                     Blackwell Associates,                     Technologies,
                                                        Inc., a strategic                         Diamond Hill,
                                                        consulting firm.                          Max & Erma's
------------------------ --------------- -------------- --------------------------- ------------- ----------------
WALTER L. OGLE, 66       Trustee         1984           Retired; formerly           9             Southtrust
500 Ocean Drive                                         Executive Vice President                  Bank, N.A.
Juno Beach, FL  33408                                   of Aon Consulting, an                     Florida
                                                        employee benefits
                                                        consulting group; member
                                                        of the Portfolio's Audit
                                                        Committee.
------------------------ --------------- -------------- --------------------------- ------------- ----------------
CHARLES A. DONABEDIAN,   Trustee         1997           President, Winston          9             None
61                                                      Financial, Inc., which
Winston Financial, Inc.                                 provides a variety of
200 TechneCenter                                        marketing and consulting
Drive, Suite 200                                        services to investment
Milford, OH  45150                                      management companies;
                                                        CEO, Winston Advisors,
                                                        Inc., an investment
                                                        adviser; member of the
                                                        Portfolio's Audit
                                                        Committee.
------------------------ --------------- -------------- --------------------------- ------------- ----------------
JAMES W. DIDION, 73      Trustee         1982, 1998     Retired; formerly           9             None
8781 Dunsinane Drive                                    Executive Vice President
Dublin, OH  43017                                       of Core Source, Inc., an
                                                        employee benefit and
                                                        Workers' Compensation
                                                        administration and
                                                        consulting firm
                                                        (1991-1997).
------------------------ --------------- -------------- --------------------------- ------------- ----------------
JACK W. NICKLAUS II, 42  Trustee         1998           Designer, Nicklaus          9             None
11780 U.S. Highway #1                                   Design, a golf course
North Palm Beach, FL                                    design firm and division
33408                                                   of The Nicklaus Companies.
------------------------ --------------- -------------- --------------------------- ------------- ----------------

"Interested" Trustees(3,4)
------------------------ --------------- -------------- --------------------------- ------------- ----------------
                                         Year First
                                         Elected a                                  Number of
                                         Director                                   Portfolios
                                         and/or                                     in Fund
                                         Officer of                                 Complex       Other
                                         the Fund       Principal Occupation(s)     Overseen      Directorships
Name, Address and Age    Position Held   Complex(1)     During Past Five Years      by Trustee    Held by Trustee
------------------------ --------------- -------------- --------------------------- ------------- ----------------
ROBERT S. MEEDER,        Trustee/        1982           Chairman of Meeder Asset    9             None
SR.*+, 75                President                      Management, Inc., an
                                                        investment adviser;
                                                        Chairman and Director of
                                                        Mutual Funds Service Co.,
                                                        the Portfolio's transfer
                                                        agent.
------------------------ --------------- -------------- --------------------------- ------------- ----------------
Robert S. Meeder,        Trustee and     1992           President of Meeder Asset   9             None
Jr.*, 42                 Vice President                 Management, Inc.
------------------------ --------------- -------------- --------------------------- ------------- ----------------

Other Officers(4)
------------------------ --------------- -------------- ---------------------------
                                         Year First
                                         Elected an
                                         Officer of
Name, Address and Age                    the Fund       Principal Occupation(s)
                         Position Held   Complex1       During Past Five Years
------------------------ --------------- -------------- ---------------------------
DONALD F. MEEDER*+, 65   Assistant       1982           Assistant Secretary and
                         Secretary                      Vice President of Meeder
                                                        Asset Management, Inc.;
                                                        Assistant Secretary of
                                                        Mutual Funds Service Co.,
                                                        the Portfolio's transfer
                                                        agent.
------------------------ --------------- -------------- ---------------------------
WESLEY F. HOAG*+, 47     Vice            1994           Vice President, Secretary
                         President and                  and General Counsel of
                         Secretary                      Meeder Asset Management,
                                                        Inc. and Mutual Funds
                                                        Service Co., the
                                                        Portfolio's transfer
                                                        agent (since July 1993.
------------------------ --------------- -------------- ---------------------------

------------------------ --------------- -------------- ---------------------------
BRUCE E. MCKIBBEN*+, 34  Treasurer       2002           Treasurer and Manager/
                                                        Fund Accounting and
                                                        Financial Reporting,
                                                        Mutual Funds Service Co.,
                                                        the Portfolio's transfer
                                                        agent (since April 1997).
------------------------ --------------- -------------- ---------------------------

(1) Trustees and Officers of the Portfolio serve until their resignation, removal or retirement.

(2) This includes all directorships (other than those in the Fund Complex) that are held by each trustee as a director of a public company or a registered investment company.

(3) "Interested Persons" within the meaning of the 1940 Act on the basis of their affiliation with the Fund Complex Investment Adviser, Meeder Asset Management, Inc., or its affiliated entities.

(4) All of the officers listed are officers and/or directors/trustees of one or more of the other funds for which Meeder Asset Management, Inc. serves as Investment Adviser.

* Robert S. Meeder, Sr. is deemed an "interested person" of the Portfolio by virtue of his position as Chairman of Meeder Asset Management, Inc., the investment adviser to the Portfolio. Robert S. Meeder, Jr. is deemed an "interested person" of the Portfolio by virtue of his position as President of Meeder Asset Management, Inc., the investment adviser to the Portfolio. Wesley F. Hoag is deemed an "interested person" of the Portfolio by virtue of his position as Vice President and Secretary of Meeder Asset Management, Inc., the investment adviser to the Portfolio. Donald F. Meeder is deemed an "interested person" of the Portfolio by virtue of his position as Assistant Secretary of Meeder Asset Management, Inc., the investment adviser to the Portfolio. Bruce E. McKibben is deemed an "interested person" of the Portfolio by virtue of his position as an employee of Meeder Asset Management, Inc., the investment adviser to the Portfolio.


+    P.O. Box 7177, 6125 Memorial Drive, Dublin, Ohio 43017.


         Robert S. Meeder, Sr. is Robert S. Meeder, Jr.'s father and Donald F. Meeder's uncle.


BENEFICIAL INTERESTS IN THE PORTFOLIO AND FAMILY OF INVESTMENT COMPANIES OWNED BY TRUSTEES AS OF DECEMBER 31, 2003

------------------------------- --------------------------- -------------------------------------------
                                Dollar Range of             Aggregate Dollar Range(1) of Shares Owned
                                Beneficial Interests in     in All Funds Within The Family of
Name of Director                the Portfolio Owned(1)      Investment Companies Overseen by Trustee
------------------------------- --------------------------- -------------------------------------------
"Non-Interested" Trustees

Milton S. Bartholomew           $0                          Over $100,000
------------------------------- --------------------------- -------------------------------------------
Roger D. Blackwell              $0                          Over $100,000
------------------------------- --------------------------- -------------------------------------------
Walter L. Ogle                  $0                          Over $100,000
------------------------------- --------------------------- -------------------------------------------
Charles A. Donabedian           $0                          $50,001-$100,000
------------------------------- --------------------------- -------------------------------------------
James W. Didion                 $0                          $1 - $10,000
------------------------------- --------------------------- -------------------------------------------
Jack W. Nicklaus II             $0                          $10,000 - $50,000
------------------------------- --------------------------- -------------------------------------------

------------------------------- --------------------------- -------------------------------------------
"Interested"  Trustees

Robert S. Meeder, Sr.           $0                          Over $100,000
------------------------------- --------------------------- -------------------------------------------
Robert S. Meeder, Jr.           $0                          Over $100,000
------------------------------- --------------------------- -------------------------------------------

(1) Ownership disclosure is made using the following ranges: None; $1 - $10,000; $10,001 - $50,000; $50,001 - $100,000 and over $100,000. The amounts listed for "interested" trustees include shares owned through Meeder Asset Management, Inc.'s retirement plan and 401(k) Plan.


         The following table shows the compensation paid by the Portfolio, The Flex-funds and Meeder Advisor Funds (collectively, the "Fund Complex") as a whole to the Trustees of the Portfolio during the fiscal year ended December 31, 2003.

                               COMPENSATION TABLE


                                                 Pension or
                                                 Retirement                           Total
                              Aggregate          Benefits Accrued    Estimated        Compensation from
                              Compensation       as Part of          Annual           Registrant and
                              from the           Portfolio or Fund   Benefits Upon    Fund Complex Paid
Trustee                       Portfolio(1)       Expense             Retirement       to Trustee(1,2)
----------------------        ------------       -----------------   -------------    -----------------

Robert S. Meeder, Sr.         None               None                None             None

Milton S. Bartholomew         $1,141             None                None             $13,099

Robert S. Meeder, Jr.         None               None                None             None

Walter L. Ogle                $1,141             None                None             $13,099

Roger A. Blackwell            $1,056             None                None             $12,099

Charles A. Donabedian         $1,308             None                None             $14,599

James W. Didion               $1,056             None                None             $12,099

Jack W. Nicklaus II           $750               None                None             $9,099

(1) Compensation figures include cash and amounts deferred at the election of certain non-interested Trustees. For the calendar year ended December 31, 2003, participating non-interested Trustees accrued deferred compensation from the funds as follows: Milton S. Bartholomew - $1,141, Roger A. Blackwell - $1,056, Charles A. Donabedian - $1,308, Jack W. Nicklaus II - $750, and Walter L. Ogle - $1,141.

(2)  The Fund Complex consists of 9 investment companies.

         Each Trustee who is not an "interested person" is paid a total meeting fee of $1,250 for each regular quarterly meeting he attends (in person or by telephone) on behalf of the Portfolio and The Flex-funds and Meeder Advisor Funds families of funds for which Meeder also serves as the investment adviser. No compensation is paid for special meetings of the Trustees. Each Trustee who is not an "interested person" receives a total retainer of $2,500 per calendar quarter for the Portfolio, The Flex-funds and Meeder Advisor Funds. Each committee person who is not an "interested person" is paid a total of $500 for each committee meeting he attends (in person or by telephone) on behalf of the Portfolio, The Flex-funds and Meeder Advisor Funds. The Chairman of the Audit Committee receives a quarterly retainer of $500 in addition to any committee meeting fees he is entitled to.

         At the end of each calendar year, each non-interested Trustee's total compensation will be calculated (taking into account all Board, but not committee, meetings attended in the just completed year) as if the Trustee compensation formula for 2003 was in effect (the "2003 Formula"). If the non-interested Trustee's total compensation that would have been earned under the 2003 Formula exceeds $15,000, then the excess will be added to his compensation earned in accordance with the immediately preceding paragraph.

         The 2003 Formula is determined as follows:

         Each Trustee who is not an "interested person" is paid a meeting fee of $250 per meeting for the Money Market Portfolio and each of the funds in the Fund Complex that is not invested in the Portfolio. In addition, each such Trustee earns an annual fee, payable quarterly, based on the average net assets in the Money Market Portfolio, each fund in the Fund Complex that is not invested in the Money Market Portfolio based on the following schedule: Money Market Portfolio, 0.0005% of the amount of average net assets between $500 million and $1 billion; 0.0025% of the amount of average net assets exceeding $1 billion. For each of the funds in the Fund Complex that is not invested in the Money Market Portfolio, each Trustee is paid a fee of 0.00375% of the amount of each such fund's average net assets exceeding $15 million. Members of the Audit Committee for each of the Meeder Advisor Funds and The Flex-funds trusts, and the Portfolio are paid $500 for each Committee meeting attended.

         Trustees fees for the Money Market Portfolio totaled $6,452 for the year ended December 31, 2003 ($6,251 in 2002). All other officers and Trustees serve without compensation from the Portfolio.

         The Board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Portfolio's independent auditors, including evaluating their independence and meeting with such accountants to consider and review matters relating to the Trust's financial reports and internal accounting. The Audit Committee is comprised of the following independent Trustees of the Portfolio: Charles Donabedian, Milton Bartholomew and Walter Ogle. The Nominating Committee is comprised of the following independent Trustees of the Portfolio: James Didion, Roger Blackwell and Charles Donabedian. The Portfolio's Nominating Committee is responsible for the nomination of trustees to the Board. When vacancies arise or elections are held, the Committee considers qualified nominations including those recommended by shareholders who provide a written request (including qualifications) to the Nominating Committee in care of the Portfolio's address at 6125 Memorial Drive, Dublin, Ohio 43017. During the fiscal year ended December 31, 2003, the Audit Committee met three times and the Nominating Committee did not meet.


         During the past fiscal year, the Trustees considered and approved the renewal of the Portfolio's investment advisory agreement with the Manager. In connection with this annual review, the Trustees, with the advice and assistance of independent counsel for the Portfolio, received and considered information and reports relating to the nature, quality and scope of the services provided to the Portfolio and the investment companies investing in the Portfolio by the Manager and its affiliates. The Trustees considered the level of and the reasonableness of the fees charged for these services, together with comparative fee and expense information showing, among other things, the fees paid for advisory, administrative, transfer agency, fund accounting and shareholder services and the total expense ratio of the investment companies investing in the Portfolio relative to its peer group of mutual funds. In addition, the Trustees considered, among other factors:

     o the effect of the investment advisory fee and fund administration fee structure on the expense ratio of the Portfolio;

     o the effect of the investment advisory fee and fund administration fee structure on the nature or level of services to be provided to the investment companies investing in the Portfolio;

     o    the investment performance of the Portfolio;

     o information on the investment performance, advisory fees, fund administration fees and expense ratios of other registered investment companies advised by the Adviser;

     o information on the investment performance, advisory fees, fund administration fees and expense ratios of other investment companies not advised by the Adviser but believed to be generally comparable in their investment objectives and size to the Portfolio and to the investment companies investing in the Portfolio;

     o the investment approach used by the Adviser in the daily management of the Portfolio;

     o    information on personnel of the Adviser's investment committee;

     o the continuing need of the Adviser to retain and attract qualified investment and service professionals to serve the Portfolio in an increasingly competitive industry;

     o    soft dollars received by the Adviser from Portfolio trades;

     o commissions received by Adviser Dealer Services, Inc. an affiliate of the Adviser, for executing securities transactions on behalf of the Portfolio;

     o the Adviser's policy regarding the aggregation of orders from the Portfolio and the Adviser's private accounts; and

     o other ancillary benefits received by the Adviser and its affiliates as a result of their provision of investment advisory and other services to the Portfolio and to the investment companies investing in the Portfolio.

         The Trustees also considered various improvements and upgrades in shareholder services made during the year, financial information about the Adviser's costs, an analysis of historical profitability of the Portfolio and the investment companies investing in the Portfolio's contracts to the Adviser and its affiliates, and the importance of supporting quality, long-term service by the Adviser to help achieve solid investment performance.

         The Declaration of Trust provides that the Portfolio will indemnify its Trustees and officers as described below under Item 18.

         The Portfolio and the Adviser have each adopted a Code of Ethics that permits personnel subject to the Code to invest in securities, including, under certain circumstances and subject to certain restrictions, securities that may be purchased or held by the Portfolio. However, each such Code restricts personal investing practices by directors and officers of the Adviser and its affiliates, and employees of the Adviser with access to information about the purchase or sale of Portfolio securities. The Code of Ethics for the Portfolio also restricts personal investing practices of trustees of the Portfolio who have knowledge about recent Portfolio trades. Among other provisions, the Code of Ethics requires that such directors and officers and employees with access to information about the purchase or sale of Portfolio securities obtain preclearance before executing personal trades. Each Code of Ethics prohibits acquisition of securities without preclearance in, among other events, an initial public offering or a limited offering, as well as profits derived from the purchase and sale of the same security within 60 calendar days. These provisions are designed to put the interests of the beneficial owners of the Portfolio before the interest of people who manage the Portfolio.


         The Board of Trustees of the Portfolio has approved proxy voting procedures for the Portfolio. These procedures set forth guidelines and procedures for the voting of proxies relating to securities held by the Portfolio. Records of the Portfolio's proxy voting records are maintained and are available for inspection. The Board is responsible for overseeing the implementation of the procedures. Copies of the proxy voting procedures have been filed with the Securities and Exchange Commission, which may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. The procedures are also available on the SEC's EDGAR database at the SEC's website (www.sec.gov). Copies of the procedures can be obtained, after paying a duplicating fee, by electronic request (publicinfo@sec.gov) or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102. A copy will also be sent to you free of charge, at your request by writing to the Portfolio at 6125 Memorial Drive, Dublin, OH 43017, or calling toll free at 1-800-325-3539.


ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of March 31, 2004, the Flex-funds The Money Market Fund and the Meeder Advisor Funds The Institutional Fund (the "Funds") have an investment in the Portfolio equaling approximately 83% and 17%, respectively of the Portfolio's interests. No Trustee or officer of the Portfolio or any other person, except the Funds, owns in the aggregate more than a 1% interest in the Portfolio as of the date of this Registration Statement.


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

                                     ADVISER

         Meeder Asset Management, Inc. (the "Adviser"), formerly known as R. Meeder & Associates, Inc., is the investment adviser for the Portfolio. The Adviser serves the Portfolio pursuant to an Investment Advisory Agreement which has been approved by a vote of a majority of the Trustees, including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio and which will remain in force so long as renewal thereof is specifically approved at least annually by a majority of the Trustees or by a majority vote of the investors in the Portfolio (with the vote of each being in proportion to the amount of its investment) ("Majority Portfolio Vote"), and in either case by vote of a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) at a meeting called for the purpose of voting on such renewal.

         The Investment Advisory Agreement will terminate automatically if assigned and may be terminated without penalty at any time upon 60 days' prior written notice by Majority Portfolio Vote, by the Trustees of the Portfolio, or by the Adviser.


         The Adviser earns an annual fee, payable in monthly installments at the rate of 0.40% of the first $100 million and 0.25% in excess of $100 million of the Portfolio's average net assets. For the year ended December 31, 2003, the Portfolio paid gross investment advisory fees (before the waiver of investment advisory fees) to the Adviser totaling $668,771($786,765 in 2002; $978,323 in
2001). The Adviser waived investment advisory fees in the amount of $374,508 for the year ended December 31, 2003 ($404,708 in 2002; $461,679 in 2001).


                                 TRANSFER AGENT

         The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co. an affiliate of the Adviser, which acts as transfer agent for the Portfolio. Mutual Funds Service Co. maintains an account for each investor in the Portfolio, performs other transfer agency functions and acts as dividend disbursing agent for the Portfolio.

                                    CUSTODIAN


         Pursuant to a Custody Agreement, The Huntington National Bank, acts as the custodian of the Portfolio's assets (the "Custodian"). The Custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments and maintaining books of original entry for Portfolio accounting and other required books and accounts. Securities held by the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company and may be held by a subcustodian bank if such arrangements are reviewed and approved by the Trustees of the Portfolio. The Custodian does not determine the investment policies of the Portfolio or decide which securities the Portfolio will buy or sell. The Portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities transactions. For its services, the Custodian will receive such compensation as may from time to time be agreed upon by it and the Portfolio.


                              INDEPENDENT AUDITORS

         KPMG LLP, 191 West Nationwide Boulevard, Columbus, Ohio 43215, serves as the Portfolio's independent auditors. The auditors audit financial statements for the Portfolio and provide other assurance, tax, and related services.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Portfolio's purchases and sales of securities usually are principal transactions. Securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. The Portfolio does not anticipate paying brokerage commissions. Any transaction for which the Portfolio pays a brokerage commission will be effected at the best price and execution available. Purchases from underwriters of securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price.

         Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of the investors in the Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

         Investment decisions for the Portfolio will be made independently from those for any other account or investment company that is or may in the future become managed by the Adviser or its affiliates. If, however, the Portfolio and other investment companies or accounts managed by the Adviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. When purchases or sales of the same security for the Portfolio and for other investment companies managed by the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

         The Manager is authorized to use research services provided by and to place portfolio transactions with brokerage firms that have provided assistance in the distribution of shares of the Funds or shares of other Flex-funds funds or Meeder Advisor Funds funds to the extent permitted by law.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

         Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

         The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of their investment) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

         The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of

1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio determines its net asset value as of noon, New York time, each Fund Business Day by dividing the value of the Portfolio's net assets by the value of the investment of the investors in the Portfolio at the time the determination is made. (Net asset value will not be determined on Good Friday or any holiday observed by the Federal Reserve system. These presently include New Year's Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day.) Purchases and reductions will be effected at the time of determination of net asset value next following the receipt of any purchase or reduction order.

         The securities held by the Portfolio are valued at their amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If fluctuating interest rates cause the market value of the securities held by the Portfolio to deviate more than 1/2 of 1% from their value determined on the basis of amortized cost, the Portfolio's Board of Trustees will consider whether any action should be initiated, as described in the following paragraph. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price an investment company would receive if the instrument were sold.

         Pursuant to the rules of the Securities and Exchange Commission, the Portfolio's Board of Trustees has established procedures to stabilize the value of the Portfolio's net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market rates. Should that deviation exceed 1/2 of 1%, the Portfolio's Board of Trustees will consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include reduction in kind, selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations. The Portfolio will maintain a dollar-weighted average maturity of 90 days or less, will not purchase any instrument with a remaining maturity greater than 397 days or subject to a repurchase agreement having a duration of greater than 397 days, will limit its investments, including repurchase agreements, to those U.S. dollar-denominated instruments that the Portfolio's Board of Trustees has determined present minimal credit risks and will comply with certain reporting and recordkeeping procedures. The Portfolio has also established procedures to ensure that securities purchased by it meet the high quality criteria.

ITEM 19.  TAXATION OF THE PORTFOLIO.

         The Portfolio is organized as a trust under New York law. Under the method of operation of the Portfolio, the Portfolio is not subject to any income tax. However, each investor in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share is made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         The Portfolio's taxable year-end is December 31. Although, as described above, the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

         The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

ITEM 20.  UNDERWRITERS.

         The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.


         The financial statements and independent auditors' report required to be included in this Statement of Additional Information are incorporated herein by reference to the Portfolio's Annual Report to Shareholders for the fiscal year ended December 31, 2003. The Portfolio will provide the Annual Report without charge at written request or request by telephone.

                                     PART C

ITEM 23. EXHIBITS.

        *(a)    Declaration of Trust of the Registrant.

        *(b)    By-Laws of the Registrant.

         (c)    Not applicable.

        *(d) Form of Investment Advisory Agreement between the Registrant and Meeder Asset Management, Inc.

        *(e) Form of Exclusive Placement Agent Agreement between the Registrant and Signature Broker-Dealer Services, Inc.

      ***(f)    Deferred Compensation Plan for independent Trustees.

         (g) Form of Custody Agreement between the Registrant and The Huntington National Bank as filed herewith.

       **(h)    (1)     Form of Administration Agreement between the Registrant
                        and Mutual Funds Service Co. (MFSCo)

                (2) Form of Accounting Services Agreement between the Registrant and MFSCo.

         (i)    Not applicable.

         (j)    Consent of KPMG LLP, Independent Auditors, is filed herewith.

         (k)    Not applicable.

       **(l)    Investment representation letters of initial investors.

         (m)    Not applicable.

         (n)    Not applicable.

         (o)    Not applicable.

      ***(p) Codes of Ethics for the Portfolio, Meeder Financial and Meeder Asset Management, Inc.

----------
   *Filed April 30, 1992 and incorporated herein by reference.
  **Filed June 8, 1992 and incorporated herein by reference.
 ***Filed April 30, 2000 and incorporated herein by reference.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

          Not applicable.

ITEM 25.  INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as Exhibit 1 to Registrant's initial Registration Statement on April 30, 1992.

         The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy and under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940 (the "1940 Act").

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

          Not applicable.

ITEM 27.  PRINCIPAL UNDERWRITERS.

          Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME                                             ADDRESS


Meeder Asset Management, Inc.                    6125 Memorial Drive
(investment adviser)                             Dublin, OH  43017

Mutual Funds Service Co.                         6125 Memorial Drive
(transfer and accounting services agent)         Dublin, OH  43017

The Huntington National Bank                     7 Easton Oval
(custodian)                                      Columbus, OH  43219


ITEM 29.  MANAGEMENT SERVICES.

          Not applicable.

ITEM 30.  UNDERTAKINGS.

          Not applicable.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin and State of Ohio on the 28th day of April, 2004.


                                                MONEY MARKET PORTFOLIO

                                                By /s/ Wesley F. Hoag
                                                   ----------------------
                                                   Wesley F. Hoag
                                                   Vice President